UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2022, Blue Water Vaccines Inc. (the “Company”) conducted its 2022 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 12,229,399 shares outstanding as of the record date (the “Voting Stock”). No other shares of the Company’s capital stock were entitled to vote at the Annual Meeting.

The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was approximately 9,245,969 shares. At the Annual Meeting, the Company’s stockholders (a) elected Mr. Michael Venerable and Mr. Simon Tarsh as Class I directors for a three-year term that expires at the 2025 annual meeting of stockholders, (b) approved an amendment to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the aggregate number of shares of Common Stock which may be issued under the plan by 1,000,000 shares from 1,600,000 to 2,600,000 shares and (ii) change the maximum number of shares of Common Stock that may be awarded to participants under the 2022 Plan as ISOs from 250,000 to a number that is equal to the number of shares reserved under the 2022 Plan at any time and (c) ratified the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of Directors

Mr. Michael Venerable and Mr. Simon Tarsh were elected as Class I directors to serve for a three-year term that expires at the 2025 annual meeting of stockholders or until a successor is elected and qualified, or until their successors are elected and qualified. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Michael Venerable	8,157,529	74,730	1,013,710
Simon Tarsh	8,207,779	24,280	1,013,710

Proposal No. 2 – Amendment to 2022 Equity Incentive Plan

The amendment to the 2022 Plan to (i) increase the aggregate number of shares of Common Stock which may be issued under the plan by 1,000,000 shares from 1,600,000 to 2,600,000 shares and (ii) change the maximum number of shares of Common Stock that may be awarded to participants under the 2022 Plan as ISOs from 250,000 to a number that is equal to the number of shares reserved under the 2022 Plan at any time:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
8,093,993	104,993	33,273	1,013,710

Proposal No. 3 – Ratification of the appointment of independent registered public accounting firm

Appointment by the Company’s audit committee of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
9,110,566	85,849	49,554	-

Item 7.01 Regulation FD Disclosure.

The Company’s press release dated August 22, 2022 announcing the election of Mr. Tarsh to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated August 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: August 22, 2022	By:	/s/ Joseph Hernandez
Joseph Hernandez
Chief Executive Officer